                                                                    EXHIBIT 4.10

                          Class A-4 Confirmation to the
                              ISDA Master Agreement
                            dated as of May 15, 2001

Toyota Auto Receivables 2001-B Owner Trust
c/o First Union Trust Company, National Association
One Rodney Square
920 King Street, Suite 102
Wilmington, Delaware  19801



         Re: Transaction Ref. No. 3 between Toyota Motor Credit Corporation ("Party A") and Toyota Auto Receivables 2001-B Owner Trust ("Party B")

Ladies and Gentlemen:

         The purpose of this letter agreement is to confirm the terms and conditions of the Swap Transaction entered into between you and us on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

         The definitions and provisions contained in the 2000 ISDA Definitions, as supplemented by the Annex to the 2000 ISDA Definitions, each published by the International Swaps and Derivatives Association, Inc. (collectively, the "Definitions"), are incorporated in this Confirmation. In the event of any inconsistency between those Definitions and this Confirmation, this Confirmation will govern.

1. This Confirmation supplements, forms part of, and is subject to , the ISDA Master Agreement, dated as of May 15, 2001, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below. Expressions used herein and not defined herein or in the Definitions shall bear the meaning ascribed thereto in the Agreement.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Party A:                                    Toyota Motor Credit Corporation

Party B:                                    Toyota Auto Receivables 2001-B Owner
                                            Trust

Trade Date:                                 May 15, 2001

Effective Date:                             May 15, 2001

Termination Date:                           The earlier of (i) the Class A-4
                                            Final Scheduled Payment Date (as
                                            defined in the Indenture) or (ii)
                                            the Payment Date (as defined in the
                                            Indenture) on which the principal
                                            balance of the Class A-4 Notes is
                                            reduced to zero, in either case
                                            subject to

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                                            adjustment in accordance with the
                                            Following Business Day Convention.

Party A Floating Amounts:

         Party A Floating Rate
         Payer:                             Party A

         Party A Floating Rate
         Payer Notional Amount:             The Class A-4 Note Balance
                                            (as defined in the Indenture)
                                            on the first day of the applicable
                                            Calculation Period.

         Party A Floating Rate Payer
         Period End Dates:                  The 15th day of each calendar
                                            month, commencing on June 15,
                                            2001, up to and including the
                                            Termination Date, subject to
                                            adjustment in accordance with the
                                            Following Business Day Convention.

         Party A Floating Rate Payer
         Payment Dates:                     The Business Day immediately
                                            preceding each Period End Date,
                                            or if Party B has agreed, the
                                            15th day of each calendar month,
                                            commencing on June 15, 2001, up
                                            to and including the Termination
                                            Date, subject to adjustment in
                                            accordance with the Following
                                            Business Day Convention.

         Party A Floating Rate Option:      USD-LIBOR-BBA.

         Designated Maturity:               One month.

         Spread:                            Plus 0.100%

         Party A Floating Rate
         Day Count Fraction:                Actual/360

         Reset Dates:                       The first day of each Calculation
                                            Period.

         Compounding:                       Inapplicable.


Party B Fixed Amounts:

         Party B Fixed Rate Payer:          Party B

         Party B Fixed Rate Payer
         Notional Amount:                   The Class A-4 Note Balance

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                                            on the first day of the applicable
                                            Calculation Period.

         Party B Fixed Rate Payer
         Period End Dates:                  The 15th day of each calendar month,
                                            commencing on June 15, 2001, with no
                                            adjustment.

         Party B Fixed Rate Payer
         Payment                            Dates: The 15th day of each
                                            calendar month, commencing on
                                            June 15, 2001, up to and
                                            including the Termination Date,
                                            subject to adjustment in
                                            accordance with the Following
                                            Business Day Convention.

         Party B Fixed Rate:                5.360%

         Party B Fixed Rate
         Day Count Fraction:                30/360

         Fixed Rate Compounding:            Not applicable.

Business Days:                              Any day other than a Saturday, a
                                            Sunday or a day on which banking
                                            institutions or trust companies
                                            in New York, New York,
                                            Minneapolis, Minnesota,
                                            Wilmington, Delaware or San
                                            Francisco, California are
                                            authorized or obligated by law,
                                            regulation or executive order to
                                            remain closed.

Calculation Agent:                          Party A

3.       Account Details

Payments to Party A:

         Account for Payments in USD:       Bank of America, Concord,
                                            California
                                            ABA No. 121-000-358
                                            A/C No. 12351-07564
                                            A/C Toyota Motor Credit Corporation

Payments to Party B:

Accounts for Payments in USD:               Wells Fargo Bank Minnesota, N.A.
                                            ABA:  091000019
                                            Acct:  0001038377
                                            Acct Name:  Wells Fargo Corporate
                                                        Trust

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4.   Party A Documentation and Operations Officers

                            Documentation:             Carolee Furukawa
                                                       Phone:  310-468-6806
                                                       Fax:  310-468-5715

                            Operations                 Carolee Furukawa
                                                       Phone:  310-468-6806
                                                       Fax:  310-468-5715

7.   Relationship between Parties:

         Each party will be deemed to represent to the other party on the date on which it enters into the Agreement that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary):

         NON-RELIANCE. It is acting for its own account, and it has made its own independent decisions to enter into the Agreement and as to whether the Agreement is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Agreement; it being understood that information and explanations related to the terms and conditions of the Agreement shall not be considered investment advice or a recommendation to enter into the Agreement. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the Agreement.

         ASSESSMENT AND UNDERSTANDING. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Agreement. It is also capable of assuming, and assumes, the risks of the Agreement.

         STATUS OF PARTIES. The other party is not acting as a fiduciary for or as adviser to it in respect of the Agreement.

8.       Governing Law: New York

         Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Class A-4 Confirmation enclosed for that purpose and returning it to us.

                                       TOYOTA MOTOR CREDIT CORPORATION



                                       By:   /s/ George E. Borst
                                          --------------------------------
                                          Name:   George E. Borst
                                          Title:  President and Chief
                                                  Executive Officer

                                       Confirmed as of the date first written:

                                       TOYOTA AUTO RECEIVABLES 2001-B
                                       OWNER TRUST

                                       By:  FIRST UNION TRUST COMPANY,
                                            NATIONAL ASSOCIATION, not in its
                                            individual capacity but solely as
                                            Owner Trustee

                                       By: /s/ Sterling C. Correia
                                          --------------------------------
                                          Name: Sterling C. Correia
                                          Title: Vice President

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